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                                                                   EXHIBIT 10.12


                           INDEMNIFICATION AGREEMENT


    THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this 29th day of May, 1997 by and between SUN COMMUNITIES, INC., a Maryland corporation (the "Company"), and __________________________ (the "Indemnitee").


                                   RECITALS:

    A. Indemnitee is an executive officer of the Company, and in such capacity is performing a valuable service for the Company.

    B. The Company has adopted Articles of Amendment and Restatement (the "Articles") and Bylaws (the "Bylaws") authorizing and directing the Company to indemnify the directors, officers, agents and employees of the Company to the maximum extent permitted by Maryland law in effect from time to time ("Maryland Law").

    C. The Maryland General Corporation Law ("MGCL") specifically provides that it is not exclusive, and thereby contemplates that contracts may be entered into between the Company and its directors, officers, agents and employees with respect to the indemnification of such persons.

    D. Recent developments with respect to the terms and availability of directors and officers liability insurance ("D&O Insurance") and the application, amendment and enforcement of statutory and other indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to directors and officers thereby.

    E. To resolve such questions and thereby induce Indemnitee to continue to serve as a member of the Board of Directors of the Company or as an officer, or both, the Company desires to enter into this Agreement with Indemnitee.

    NOW, THEREFORE, in consideration of Indemnitee's continued service with the Company after the date hereof, the parties agree as follows:

    1. D&O Insurance. The Company shall evaluate whether to procure D&O Insurance, and if it, in its sole and absolute discretion, procures such insurance, it shall maintain D&O Insurance so long as, in the reasonable business judgment of the then directors of the Company, both (i) the premium cost for such insurance is reasonably related to the amount of coverage provided, and (ii) the coverage provided by such insurance is not so limited by exclusions that insufficient benefit may be derived therefrom.

    2. Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby agrees to hold harmless and indemnify Indemnitee against any and all expenses (including, without limitation, attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) (individually, a "Proceeding" and, collectively, the "Proceedings") to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, partner, trustee, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, employee benefit plans) to the fullest extent

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authorized and permitted by the provisions of the MGCL, or by any amendment thereof or other provisions of Maryland Law authorizing or permitting such indemnification which is adopted after the date hereof.

    3. Limitations on Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Company:

        (a) except to the extent the aggregate of losses to be indemnified hereunder exceed the amount of such losses for which Indemnitee is indemnified pursuant to any D&O Insurance purchased and maintained by the Company;

        (b) if it is established that the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

        (c) if it is established that Indemnitee actually received an improper personal benefit in money, property or services in connection with the matter giving rise to the Proceeding;

        (d) if, in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that the act or omission was unlawful; or

        (e) if, in the event of a Proceeding by or in the right of the Company, Indemnitee shall have been adjudged to be liable to the Company;

provided, however, that (i) the termination of any Proceeding by judgment, order or settlement does not create a presumption that Indemnitee did not meet the requisite standard of conduct set forth in this Section 3, and (ii) the termination of any Proceeding by conviction, or a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that Indemnitee did not meet that requisite standard of conduct.

    4. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of the Company or serving in any other capacity referred to herein.

    5. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; provided, however, that the omission so to notify the Company shall not relieve the Company from any liability or obligation under this Agreement unless, and only to the extent that, such failure to notify the Company results in the loss of substantive rights or defenses in the Proceeding. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

        (a) The Company shall be entitled to participate therein at its own expense.




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        (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Company and reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Notwithstanding the foregoing, Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless, in the reasonable opinion of the Company's Indemnification Committee or, if there is no Indemnification Committee, counsel to such Indemnitee: (i) there may be legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (ii) a conflict or potential conflict otherwise exists between the Company and Indemnitee that would make such separate representation advisable.

        (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

    6. Advance Payment of Expenses. Reasonable expenses incurred by Indemnitee in connection with a Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding upon receipt by the Company of: (a) a written affirmation by Indemnitee of his/her good faith belief that the standard of conduct necessary for indemnification by the Company has been met; and (b) a written undertaking by or on behalf of Indemnitee to promptly repay the expenses if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.

    7. Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Articles, Bylaws, other agreements or otherwise. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by Indemnitee in connection with a Proceeding.

    8. Separability. Each of the provisions of this Agreement is a separate and distinct agreement, independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

    9. Governing Law; Binding Effect; Amendment and Termination.

        (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Michigan applicable to contracts made and to be wholly performed in such state.

        (b) This Agreement shall be binding upon Indemnitee and upon the Company,



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    its successors and assigns, and shall inure to the benefit of
    Indemnitee, his/her heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

        (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

    10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

    IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.



                                    SUN COMMUNITIES, INC., a Maryland
                                    corporation


                                    By:
                                       ------------------------------
                                         Gary A. Shiffman, President



                                    ---------------------------------
                                    [INDEMNITEE]









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